EXHIBIT 5.1

LAW OFFICE

OF

STEWART A. MERKIN

ATTORNEY AT LAW

RIVERGATE PLAZA, SUITE 300

444 BRICKELL AVENUE

MIAMI, FLORIDA 33131

www.merkinlaw.net

e-mail: merkin@merkinlaw.net

Tel.: (305) 357-5556	Fax: (305) 358-2490

February 24, 2006

VisualMed Clinical Solutions Corp.

1035 Laurier Street West, Suite 200

Montreal, Canada H2V 2L1

Re: VisualMed Clinical Solutions Corp.

Ladies and Gentlemen:

We have acted as counsel to VisualMed Clinical Solutions Corp., a Nevada corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form SB-2 (the "Registration Statement"). The Registration Statement registers 8,217,491 issued and outstanding shares (the "Outstanding Shares") of the Company's common stock, par value $0.00001 per share (the "Common Stock") and 728,643 shares (the "Warrant Shares") of Common Stock issuable upon the exercise of outstanding warrants, which may be offered and sold by the selling stockholders named in the Registration Statement.

In rendering the opinion set forth below, we have reviewed the Company's Articles of Incorporation, the Company's Bylaws, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

On the basis of the foregoing, we are of the opinion that (i) the Outstanding Shares of the Common Stock have been duly authorized, validly issued and are fully paid and nonassessable; and (ii) the Warrant Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective warrant governing their issuance, will be validly issued, fully paid and nonassessable.

Our opinion set forth above is limited to the Nevada Business Corporation Act and we express no opinions as to any other laws, statutes, ordinances, rules or regulations of other jurisdictions. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stewart A. Merkin

Stewart Merkin